UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 31, 2009

Date of Report (Date of earliest event reported)

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-23697	84-1084061
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80301

(Address of principal executive offices)

(303) 444-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 31, 2009, our wholly owned subsidiary, Colorado Satellite Broadcasting, Inc., a Colorado corporation (“CSB”), entered into an amendment (the “Third Amendment”) to its Satellite Capacity Lease (as amended to date, the “Lease”) with Transponder Encryption Services Corporation (“TESC”), which Lease governs the terms for the distribution of CSB programming to customers of the DISH Network through video channel capacity leased from TESC.  The Third Amendment, among other things, extends the stated term of the Lease for more than four years, to October 31, 2013 with regard to CSB’s three channels.

The Third Amendment is expected to be filed, with confidential portions redacted, as an exhibit to our quarterly report on Form 10-Q for the quarter ending September 30, 2009.  Investors are encouraged to read the Lease, including the Third Amendment, in its entirety when it becomes available because they contain important terms not discussed in this current report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2009	NEW FRONTIER MEDIA, INC.

	By:	/s/ Michael Weiner
Name: Michael Weiner
Title: Chief Executive Officer